Certificate Evidencing Membership Interest
                         in a Limited Liability Company

Number                                                    Units
        --------------------                                    ----------------

                       GOODRICH PETROLEUM COMPANY, L.L.C.

                      A LIMITED LIABILITY COMPANY UNDER THE
                         LAWS OF THE STATE OF LOUISIANA

                            SERIES A PREFERRED UNITS


     THIS  CERTIFIES THAT                                        is the owner of
                         ---------------------------------------
                 Series A Preferred  Units (the  "Units") in Goodrich  Petroleum
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Company,  L.L.C.  (hereinafter referred to as the "Company") transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The designations, preferences and relative participating, optional or other special rights, powers and duties of the Units are set forth in, and this Certificate, and the Units represented hereby, is issued and shall in all respects be subject to all of the provisions of, the Amended and Restated Operating Agreement of the Company, as amended, supplemented or restated from time to time (the "Company Agreement"). Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 333 Texas Street, Suite 1375, Shreveport, Louisiana 71101. Capitalized terms used but not defined herein shall have the meaning given them in the Company Agreement.

     The holder hereof, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the Company Agreement, and (ii) represented and warranted that the holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Company Agreement.

     Witness the signature of its duly authorized representative.

                       GOODRICH PETROLEUM COMPANY, L.L.C.


                       By:
                           ----------------------------------
                             Walter G. Goodrich, President

Dated:
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                       GOODRICH PETROLEUM COMPANY, L.L.C.

     The Company will furnish without charge to each Member who so requests a statement of the designations, preferences and relative participating, optional or other special rights, powers and duties relating to the Units. Any such request should be made to the Secretary of the Company at its principal place of business.

     For Value Received,                        hereby sell, assign and transfer
                         ----------------------
unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

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                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE)
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               of the Units represented by the within Certificate, and do hereby
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irrevocably constitute and appoint
                                                                     Attorney to
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transfer said Membership Interest on the books of the within-named  Company with full power of substitution in the premises.


Dated
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                                        ----------------------------------------

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     NOTICE:  THE  SIGNATURE(S)  TO THIS  ASSIGNMENT  MUST  CORRESPOND  WITH THE
NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.





THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE
EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY IS SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED OPERATING AGREEMENT OF THE COMPANY, DATED AS OF SEPTEMBER 13, 1999 (AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.



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